As filed with the Securities and Exchange Commission on September 06, 2005
                                   Registration No. 333-126514

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
                          (Amendment No. 4)
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     BAROSSA COFFEE COMPANY, INC.
            (Name of small business issuer in its charter)

          Nevada                     5810                      20-2641871
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


         311 S. State, Suite 460, Salt Lake City, Utah 84111
                            (801) 364-9262
(Address and telephone number of principal executive offices and place of business)


                              Adam Gatto
         311 S. State, Suite 460, Salt Lake City, Utah 84111
                            (801) 364-9262
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Common stock $.001     400,000         $0.25          $ 100,000       $ 11.77
par value,                                                            _______
     TOTALS                                                           $ 11.77
                                                                      =======

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                            400,000 SHARES
                     BAROSSA COFFEE COMPANY, INC.
                             COMMON STOCK

     This is an initial public offering of shares of common stock of Barossa Coffee Company, Inc. We are offering, on a "best efforts minimum/maximum" basis, up to 400,000 shares of $.001 par value common stock, at a price of $0.25 per share, to be sold without any underwriting discounts, commissions or other underwriting arrangements. No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering. Prior to this offering, there has been no public market for the common stock. The common stock is not listed on any national securities exchange or the Nasdaq Stock Market. We intend to apply to have our stock quoted on the OTC Bulletin Board, but cannot guarantee that we will meet the eligibility criteria for quotation.


INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU ARE CAUTIONED NOT TO INVEST UNLESS YOU CAN AFFORD TO RISK LOSS OF YOUR ENTIRE INVESTMENT.
WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 4 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      Price to      Commissions & Proceeds to
                      Public(1)(3)  Discounts(1)(2)Barossa (2)(3)


Per Share             $0.25         $.00          $0.25

Total Minimum         $ 50,000      $.00          $ 50,000

Total Maximum         $100,000      $.00          $100,000

1    We offer the securities for cash, payable when you subscribe.
     We will manage the offering and sell the shares without any discounts or other commissions.
2 Proceeds to Barossa are shown before deducting offering expenses payable by us estimated at $15,000 for legal and accounting fees and printing costs.
3 We will promptly deposit proceeds into an escrow account until we receive subscriptions for at least 200,000 shares. If we do not receive at least $50,000 in subscriptions within 120 days from the date of this prospectus, or 150 days if we extend the offering period for 30 additional days, we will promptly refund all proceeds, without interest or deduction, to subscribers. You will have no right to return or use of your funds during the offering period, which may last up to 150 days.

      The date of this prospectus is                     , 2005

     Table of contents                                            Page

Prospectus summary . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Comparative data . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Use of proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Market information & dividend policy . . . . . . . . . . . . . . . .10

Management's Discussion and Analysis . . . . . . . . . . . . . . . .11

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

Available information. . . . . . . . . . . . . . . . . . . . . . . .16

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

Principal shareholders . . . . . . . . . . . . . . . . . . . . . . .17

Certain transactions . . . . . . . . . . . . . . . . . . . . . . . .18

Description of securities. . . . . . . . . . . . . . . . . . . . . .19

Shares eligible for future sale. . . . . . . . . . . . . . . . . . .21

Plan of distribution . . . . . . . . . . . . . . . . . . . . . . . .21

Legal matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .23

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

Financial statements . . . . . . . . . . . . . . . . . . . . . . . F-1

                          PROSPECTUS SUMMARY
       Barossa Coffee Company, Inc. intends to engage, through a wholly owned subsidiary, Alchemy Coffee Company, Inc., in the coffee/cafe industry and specialize in the sale of coffee made from the highest quality, fresh locally- roasted coffee beans, and Italian style espresso related beverages. We plan to engage in the sale of specialty coffees, as well as organic food and baked goods, teas, juices, and specific health foods and beverages. We have no product or operations yet, and cannot assure you we will have operations in the future or ever become profitable. We have received a going concern opinion from our auditors due to the uncertainties which arise from the net losses and accumulated deficit ($1,677 at June 30, 2005). Our offices are located at 311 S. State, Suite 460, Salt Lake City, Utah 84111. Our telephone number is
  (801) 364-9262.

                              THE OFFERING

  Securities         400,000 shares of our common stock.
  offered

  Offering Prices    $0.25 per share, payable in cash when you subscribe.


  Plan of Distribution We will manage the offering and sell the shares without any discounts or other commissions.
                     Offering proceeds will be held in escrow pending completion or termination of the offering. The offering will terminate 120 days from the date of this prospectus (or 150 days if extended by us for an additional 30 days). Funds held in escrow will be returned to subscribers, usually within an extra day or two beyond the termination date (to allow for clearance of funds), without interest or any deduction,unless the offering is completed on or before that date upon receipt of subscriptions for at least the minimum offering amount
                     ($50,000).




  Use of Proceeds    We could receive as much as $100,000 from sale
                     of the common stock, if all 400,000 shares are
                     sold.  Proceeds will be used for purchase of
                     equipment and merchandise, building renovation
                     and improvements,   and to provide additional
                     working capital.


  Escrow Agent       Thomas G. Kimble & Associates, P.C., 311 South
                     State Street, #440, Salt Lake City, Utah 84111 will serve as escrow agent for receipt of the proceeds from this offering.


  Transfer Agent     Interwest Transfer Company, Inc., 1981 East 4800
                     South, Suite 100, Salt Lake City, Utah 84117,(801)
                     272-9294, will serve as transfer agent and registrar for the securities.

  Securities         We are authorized to issue up to 50,000,000
  Outstanding        shares of common stock and presently have
                     1,800,000 shares of common stock issued and outstanding.


                             RISK FACTORS

     You should not purchase these securities if you cannot afford to risk the loss of your entire investment. The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before investing. You should not place undue reliance on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. In this prospectus the words "anticipates","believes", "plans", "expects", "future", "intends" and similar expressions are used to identify these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in "Risk Factors" and elsewhere in this prospectus.

     AS A START-UP OR DEVELOPMENT STAGE ENTITY, WE CANNOT CONTINUE IN
BUSINESS IF WE DO NOT ACHIEVE PROFITABLE OPERATIONS, AND WE DO NOT KNOW WHEN, IF EVER, OUR PROPOSED BUSINESS MAY BECOME PROFITABLE. We were only recently incorporated in March 2005, and have not commenced operations. The specialty coffee market is highly competitive. Some if not most of our competitors have greater financial and marketing resources and name recognition. We will compete with a number of specialty coffee retailers including Starbuck's Coffee as well as other lesser known companies which operate retail coffee outlets within a radius of a few miles of our proposed location. We have incurred net losses since inception and had an accumulated deficit at June 30, 2005. We expect to incur losses initially upon commencing operations, may experience continued losses and are not assured that we will ever become profitable in the future.

     YOU RISK THE LOSS OF YOUR ENTIRE INVESTMENT IF WE ARE NOT ABLE TO CONTINUE AS A GOING CONCERN. The independent auditors have expressed substantial doubt about our ability to continue as a going concern. Their report includes a going concern qualification because the financial statements do not include any adjustments that might result from the outcome of the uncertainties which arise from the net losses and accumulated deficit. Due to this, we do not know whether offering proceeds will be sufficient to sustain our operations for at least a year, or whether and how much additional funding we may require before then, especially if only the minimum is raised.

     IF WE DO NOT RECEIVE AT LEAST THE MINIMUM AMOUNT OF PROCEEDS FROM THIS OFFERING WE WILL NOT HAVE THE CAPITAL NECESSARY TO DEVELOP AND EXPAND OUR PROPOSED BUSINESS. The amount of capital currently available to us is very limited and does not enable us to develop and expand our business. We are dependent upon this offering to provide the working capital necessary to commence operations. Our existing working capital is not sufficient to allow us to execute our business plan. If proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing. We have no commitments or arrangements for financing from commercial lenders or other sources.

     WE ARE DEPENDENT UPON THE KNOWLEDGE, EXPERIENCE AND SERVICES OF THE INDIVIDUALS WHO COMPRISE CURRENT MANAGEMENT TO IMPLEMENT OUR BUSINESS PLAN, AND HAVE NO ASSURANCE OF THEIR CONTINUED AVAILABILITY. We will not be able to commence or continue our proposed business without these persons, especially Jason Briggs, who will manage our coffee shop and initially be our sole employee. There are no other officers or directors. We have no employment agreement and are not assured that the services of the officers will continue to be available for any specified length of time.

     OUR DEPENDENCE ON THE SALE OF COFFEE PRODUCTS AND LACK OF
DIVERSIFICATION MAY AFFECT THE SUCCESS OF OUR BUSINESS IF THERE IS INSUFFICIENT DEMAND FOR THESE PRODUCTS. Our proposed business will be centered on the sale of coffee beverages: espresso, cappuccino, coffee and teas. We have yet to open our location. We expect that substantially all of our revenue will be derived from the sale of coffee beverages once we are operational.

     IF THERE IS INSUFFICIENT DEMAND OR A DECREASE IN DEMAND FOR COFFEE BEVERAGES WHERE OUR PROPOSED BUSINESS WILL BE LOCATED, OPERATING RESULTS AND FINANCIAL CONDITION WILL SUFFER. Significant health or other concerns with respect to coffee consumption, seasonal variation and adverse economic or other conditions could all result in decreased coffee consumption and have a material adverse effect on our proposed business

     OUR SUPPLY COSTS MAY BE HIGHER THAN WE EXPECT BECAUSE OF FLUCTUATIONS IN AVAILABILITY AND COST OF ROASTED COFFEE. We do not expect be able to roast any of our own coffees unless and until we have sufficient funds to acquire a roasting machine, the timing of which, we are not assured. We expect the costs involved in acquiring and operating a roasting machine to be approximately $35-40,000, but may be more or less than that. We may not be able to acquire or lease one at all, especially if less than all 400,000 shares offered are sold. Until then, we expect to enter into periodic supply agreements with third parties. At this time we have no established supply relationships. We may be unable to enter into supply contracts with third parties to supply high quality roasted beans. There is no assurance that we will be able to establish a suitable supply relationship for roasted coffee or, if established, that such sources of supply would be able to provide us with the quantities or the quality of roasted beans that we may require. Any inability to enter into a suitable supply agreement could have a material adverse effect on our business.

     ANY SUPPLIER FROM WHOM WE MIGHT PURCHASE COFFEE, IS SUBJECT TO
VOLATILITY IN THE SUPPLY AND PRICE OF GREEN COFFEE BEANS. Although most coffee trades in the commodity market, coffee of the quality we intend to purchase typically trades on a negotiated basis at a substantial premium above commodity coffee pricing, depending on the supply and demand at the time of purchase. Supply and price can be affected by many factors such as weather, economics and/or politics in the producing countries. At various times, organizations representing those interests such as the International Coffee Organization and other groups such as the Association of Coffee Producing Countries have attempted to reach agreements or take actions that cause prices to rise.

     COFFEE PRICES ARE EXTREMELY VOLATILE. We believe that increases in the cost of purchased coffee can, to a certain extent, be passed through to customers in the form of higher prices for the beans and beverages sold. We believe that our customers will accept reasonable price increases made necessary by increased costs. Our ability to raise prices, however, may be limited by competitive pressures if other espresso coffee retailers in our market do not raise prices in response to increased coffee prices. Any inability to pass through higher coffee prices in the form of higher retail prices for beans and beverages could have a material adverse effect on business profitability. Alternatively, if coffee prices remain too low, there could be adverse impacts on the level of supply and quality of coffees available from producing countries, which could also have a material adverse effect on our efforts.

     COMPLIANCE WITH HEALTH AND OTHER GOVERNMENT REGULATIONS APPLICABLE TO
OUR BUSINESS WILL RESULT IN INCREASED COSTS OF OPERATIONS, WHICH COULD ADVERSELY EFFECT OUR FINANCIAL CONDITION. The coffee business is subject to various local, state and federal governmental regulations, standards and other requirements for food storage, preparation facilities, food handling procedures and labor standards. We are also subject to license and permit requirements relating to health and safety. If we encounter difficulties in obtaining any necessary licenses or permits or complying with these ongoing and changing regulatory requirements we may have difficulty or may not even be able to open our coffee business. The occurrence of any of these problems could materially harm the success of our business and result in the entire loss of your investment.

     SUBSCRIBERS RISK LOSS OF USE OF FUNDS SUBSCRIBED, WITH NO RETURN DURING THE OFFERING PERIOD, AND NO ASSURANCE OF RECEIVING ANY INVESTMENT IN BAROSSA. You are not assured that all or any shares will be sold. Shares are offered on a "best efforts, minimum-maximum basis". There is no underwriter and no firm commitment from anyone, including affiliates, to purchase all or any of the shares offered. If subscriptions for a minimum of 200,000 shares are not received within the offering period, which could last up to 150 days, escrow provisions require that all funds received be promptly refunded. If refunded, subscribers will receive no interest on their funds. During the offering period, they will not have any use or right to return of the funds. Current shareholders may, but have made no commitment, nor indicated they intend to, purchase shares in the offering. Any purchases by affiliates will be made for investment purposes only and not for resale, but may be made in order to reach the minimum offering amount.

     INVESTORS WILL NOT HAVE THE BENEFIT OF ASSURANCES THAT AN UNDERWRITER'S INDEPENDENT DUE DILIGENCE REVIEW PROVIDES. Because we have not engaged the services of an underwriter, the independent due diligence review ordinarily performed by an underwriter and its legal counsel, has not been performed in this offering. Investors will not have the assurance that an independent due diligence review provides of the adequacy or accuracy of the information in this prospectus.

     YOU ARE NOT ASSURED YOU WILL BE ABLE TO SELL YOUR COMMON STOCK IN THE FUTURE AT A PRICE WHICH EQUALS OR EXCEEDS THE OFFERING PRICE. The offering price of the shares was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, earnings, book value, net worth or other objective standards of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. Subscribers risk paying an amount in excess of what they will ultimately receive.

     YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT READILY OR AT ALL WHEN YOU NEED OR DESIRE TO SELL. There has been no active public trading market for our common stock. You are not assured that an active trading market will ever develop. If a market does develop, we cannot guarantee that it will continue. We intend to apply to have our stock quoted on the OTC Bulletin Board; however, we cannot guarantee that we will meet the eligibility criteria for quotation. As a result, an investment in our common stock is and may remain totally illiquid.

     OUR COMMON STOCK IS CONSIDERED A PENNY STOCK UNDER RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND IS SUBJECT TO THE PENNY STOCK RULES. THE LIKELY EFFECT OF DESIGNATION AS A PENNY STOCK IS TO DECREASE THE WILLINGNESS OF BROKER-DEALERS TO MAKE A MARKET FOR THE STOCK, TO DECREASE THE LIQUIDITY OF THE STOCK AND INCREASE THE TRANSACTION COST OF SALES AND PURCHASES OF THESE STOCKS COMPARED TO OTHER SECURITIES. Under these rules, additional sales practice requirement are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors; broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives, prior to the sale. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. The rules may affect the ability of broker-dealers to sell the securities and may also affect the ability of purchasers of the shares to sell the shares in the secondary market.

     INVESTORS IN THIS OFFERING WILL OWN LESS THAN 20% AND WILL HAVE NO ABILITY TO REMOVE, CONTROL OR DIRECT MANAGEMENT. Our stock ownership is concentrated in a small number of current stockholders. Present shareholders will still own a majority of the outstanding securities upon completion of this offering. The two largest shareholders, if acting together, will have absolute voting control.

                               DILUTION

     You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of shares that are sold.

     Dilution is the difference between the offering price of $0.25 per share, and the net tangible book value per share of common stock immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the June 30, 2005, financial statements, net tangible book value was $16,323 or about $.009 per common share. Before sale of any shares, 1,800,000 shares of common stock are outstanding.

     If all 400,000 shares get sold, which is not assured or likely, 2,200,000 shares of common stock will then be outstanding. The estimated pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of the additional shares of common stock, but does not take into consideration any other changes in net tangible book value after June 30, 2005, would then be $101,323 or about $.046 per share. This would result in dilution to investors in this offering of $.204 per share, or 82% of the public offering price of $0.25 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.009 before the offering to $.046 after the offering, or an increase of $.037 per share due to sale of the shares.

     If 300,000 shares get sold, 2,100,000 shares of common stock will then be outstanding. The estimated post offering, pro forma net tangible book value will be $76,323 or approximately $.036 per share. This would result in dilution to investors in this offering of $.214 per share, or 86% of the public offering price of $0.25 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.009 before the offering to $.036 after the offering, or an increase of $.027 per share due to sale of the shares. If only the minimum number of shares (200,000) get sold, 2,000,000 shares of common stock will then be outstanding. The estimated post offering, pro forma net tangible book value will be $51,323 or approximately $.026 per share. This would result in dilution to investors in this offering of $.224 per share, or 90% from the public offering price of $0.25 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.009 prior to the offering to $.026 after the offering, or an increase of $.017 per share attributable to the purchase of the shares by investors in this offering.

     The following table shows the estimated net tangible book value (NTBV) per share before and after sale of the shares and dilution to persons purchasing the common stock, alternatively assuming only 200,000 shares, then 300,000 shares, then all 400,000 shares get sold.

Sale of:                 200,000 shares 300,000 shares 400,000 shares


Offering price/share              $0.25      $0.25        $0.25

NTBV per share before sale $.009
                                        $.009          $.009

Change due to this offering .017         .027           .037


Pro forma NTBV after sale
                                   .026        .036         .046

Dilution                         $ .224      $ .214       $ .204


     Dilution will range somewhere between these amounts if more than the minimum but less than all shares get sold.

                           COMPARATIVE DATA

     The following chart shows prices paid for, and proportionate ownership in Barossa represented by, common stock purchased since inception by initial shareholders and other present shareholders, compared to the price that will be paid and proportionate ownership represented by common stock that will be acquired by investors in this offering, under alternative minimum and maximum offering assumptions.

MINIMUM OFFERING  Shares    PercentCash Paid Percent
                  Owned                              Price/share

  Present         1,800,000 90%    $ 18,000  26.4%   $0.01
Shareholders

  New Investors     200,000 10%    $ 50,000  73.5%   $0.25


MAXIMUM OFFERING  Shares    PercentCash Paid Percent
                  Owned                              Price/share

  Present         1,800,000 82%    $ 18,000  15.3%   $0.01
Shareholders

  New Investors     400,000 18%    $100,000  84.7%   $0.25

                           USE OF PROCEEDS

     The net proceeds from the sale of the shares of common stock at the offering price of $0.25 per share will vary depending upon the total number of shares sold. We do not know if all or any shares will be sold. If all shares get sold, which is not assured, we would receive gross proceeds of $100,000. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,000 for legal, accounting, printing and other costs in connection with the offering. The following table shows gross and net proceeds under the minimum and maximum offering, and management's present estimate of how net proceeds are expected to be used. Actual receipts and expenditures may vary from these estimates. Until needed, we may invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                        Minimum           Maximum
                                       Offering
                                                         Offering


Gross Proceeds                         $ 50,000 $ 75,000 $100,000

Offering Expenses                        15,000   15,000   15,000

NET OFFERING PROCEEDS                  $ 35,000 $ 60,000 $ 85,000


Purchase of equipment & furniture(1)    $10,000  $20,000 $ 23,550

Building improvements/remodeling (2)      7,000   23,000   28,000

Reserve for roasting machines (3)           -0-      -0-   36,000

Management Compensation (4)              18,000   18,000   18,000

Initial Operating Expenses & Working                        4,000
Capital (5)


TOTAL                                  $ 35,000 $ 60,000 $ 85,000

1) We intend to use a portion of the proceeds of this offering to purchase equipment, furniture and furnishings that will enable us to commence active business operations. If less than all shares are sold, we will delay or defer purchasing selected items until funds are available from operations, financing or elsewhere. There is no assurance of such funding.
..
2) We intend to use a portion of the proceeds of this offering for completion of building improvements.

3) If sufficient funds are available, a portion of the proceeds will be allocated for acquisition of a roasting machine to enable us to roast the coffee beans in house. Until we have sufficient funds available for acquisition of the roasting machine either from offering proceeds or working capital generated from operations, we will purchase roasted beans wholesale.

4) Upon completion of this offering, management will be compensated with a salary of $3,000 per month, to be paid from proceeds during the start up period of operations until the business is able to generate revenues from operations to cover expenses. We allocated funds for a period of six months.

5) We plan to use a portion of the proceeds to provide general working capital to meet other operating expenses during the start up period of operations and the business is able to generate revenues from operations to cover expenses. These expenses include general and administrative expenses and all other expenses not categorized above.

                 MARKET INFORMATION & DIVIDEND POLICY

     Prior to this offering, there has been no public market for the common stock. Our common stock has not been quoted and is not listed on any national securities exchange or the Nasdaq Stock Market, and has not been traded in the over-the-counter market. No shares are subject to outstanding options or warrants to purchase, nor are there any outstanding securities convertible into common equity.

     Our common stock is considered a low priced security under rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

DIVIDEND POLICY

     We have not previously paid any cash dividends on common stock and do not anticipate or contemplate paying dividends on common stock in the foreseeable future. Our present intention is to utilize all available funds to develop and expand our business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, a corporation may declare and pay dividends only out of its surplus, as defined, or if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

PLAN OF OPERATIONS.

     Barossa was only recently incorporated in March 2005, is a small start up company that has not yet commenced active business operations, or generated any revenues from operations and is considered a development stage company. Barossa was formed to open and operate, through a wholly owned subsidiary, Alchemy, a retail, specialty coffee outlet. We are aware that the specialty coffee business in the United States is growing rapidly. We intend to take advantage of this known growth trend by opening a retail coffee outlet featuring specialty coffees. Management's plan of operation for the next twelve months is first to raise funds from this offering to provide the capital resources we need to commence operations. If the offering is successful, management intends to use any funds generated from sale of shares in this offering to provide initial working capital for the operation of the proposed business. We expect we will need to hire at least one employee, initially, to manage the coffee shop, and will need to purchase significant equipment and pay for building improvements. We will use proceeds of this offering to purchase equipment, furniture and furnishings and complete building renovations and improvements that will enable us to commence active business operations and to provide general working capital to meet other operating expenses during the start up period of operations until we are able to generate revenues from operations to cover expenses. Because of the uncertainties we know we face as a start-up or development stage entity, we do not know and have not determined how long existing capital and proceeds from this offering can satisfy our cash requirements. Even if the offering is successfully completed, especially if we raise only the minimum offering amount, we may, but cannot presently anticipate whether we will have to raise additional funds within the next twelve months. There is no assurance we will be able to raise any additional funds, if needed, through borrowing or otherwise. We have no financing commitments from commercial lenders or elsewhere. However, we believe that if this offering is successful in that at least the minimum offering amount ($50,000) is raised, the net proceeds ($35,000) will enable us to open for business and commence operations, and together with revenues we anticipate and hope to receive during our first year, allow us to continue in business.

     We are dependent upon the successful completion of this offering and receipt of the proceeds therefrom, of which there is no assurance, for the ability to commence our intended business operations. In the event the proposed business is unsuccessful, there is no assurance we could successfully become involved in any other business venture. We have no plans, commitments or arrangements with respect to any other proposed business venture.

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of Barossa as a going concern. However, we have incurred losses since inception, and have not yet been successful in establishing profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. The independent auditors have expressed substantial doubt in their report, which includes a going concern qualification because the financial statements do not include any adjustments that might result from the outcome of the uncertainties which arise from the net losses and accumulated deficit. In this regard, we are proposing to raise funds to commence operations through this public offering of our securities, and any necessary additional funds not provided by operations through loans and/or through additional sales of common stock. There is no assurance that we will be successful in raising any necessary capital through this offering or in or in other ways, or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                               BUSINESS

HISTORY AND DEVELOPMENT OF BAROSSA

     Barossa Coffee Company, Inc., a development stage company, was incorporated under the laws of the State of Nevada in March 2005. In connection with its organization, the founders of Barossa contributed $18,000 cash to initially capitalize it in exchange for 1,800,000 shares of Common Stock.

PROPOSED BUSINESS OF BAROSSA

     Barossa Coffee Company, Inc. intends to engage, through a wholly-owned subsidiary, Alchemy Coffee Company, Inc. (which we formed contemporaneously), in the coffee/cafe business/industry focusing on the sale of specialty coffees and Italian style espresso beverages. The specialty coffee business in the United States is growing rapidly. The growth in specialty coffee sales during the 1990s has created a marketplace for higher quality and differentiated products that can be priced at a premium in the marketplace. Aiding this growth has been the increase in the number of specialty coffeehouses, which grew from 500 units in 1991 to over 12,000 in 2000, as reported by the Specialty Coffee Association of America (SCAA). Several factors have been attributed by media and industry sources to the recent increase in demand for specialty coffees. It is our opinion a high proportion of consumers in the United States now recognize and appreciate the difference in quality between instant and canned coffees and specialty coffees. The rapid expansion of Starbucks and other specialty coffee houses nationwide has also contributed to greater consumer awareness and appreciation of specialty coffees. In addition to increased consumer awareness and appreciation of specialty coffee, the rapid growth in the specialty coffee retail business has been attributed to an increased desire by consumers for specialty coffee drinks to help them relax and manage stress.

     We are a start-up company located in the Salt Lake City metropolitan area. We plan to open a retail coffee outlet and utilize the experience of management in the coffee/cafe industry and specialize in the sale of the highest quality, fresh locally- roasted coffee beans and espresso related beverages; as well as organic food and baked goods, teas, juices, and specific health foods and beverages. We plan on hand-selecting all our arabica coffee and teas by taste-testing and personally choosing from local coffee roasters and tea importers to assure continued quality and freshness of product. We intend to bring in the best coffees from an assortment or all of the local roasters and offer them to the public under one roof. We will offer only the highest-quality espresso coffee based beverages, at the same time providing the service as quickly as possible, realizing the demand for espresso coffee drinks to people on the go. All types of espresso coffee drinks will be served, including cappuccino, lattes, iced coffee drinks and various types of premium blended and ground coffee beverages. We also intend to create our own signature coffee and tea blends; and in the future, subject to sufficient funding from this offering, from operations, financing or otherwise, which we are not assured of, to acquire a coffee roaster and use our own coffee roasting experience to roast our own coffees to add to the already unique selection. We believe, but there is no assurance that, this 'brewery style' selection of local roasters' coffee will add a unique advantage to our business while also stimulating healthy competition among local roasters. We plan on emphasizing organic, shade grown, and fair-trade coffee varietals and blends whenever possible. We realize that many third-world coffee growers cannot afford such designations, yet still offer a superior, clean product. We plan to also select and use such through direct communication with local roasters and their direct personal relationship with coffee growers around the world to complete the circle of education so that we can offer the highest quality coffee bean and beverage to the public.

     While we do not know precisely the minimum amount of funding that we may require to commence and continue operations during our first year, we believe that if this offering is successful in that at least the minimum offering amount ($50,000) is raised, the net proceeds ($35,000) will enable us to open for business and commence operations, and together with revenues we anticipate and hope to receive during our first year, allow us to continue in business. However, there is absolutely no assurance of this because of the uncertainties we know we face as a start-up or development stage entity, and we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. We have no commitments from commercial lenders, shareholders or anyone to provide any additional funding, if needed.

      To date, our efforts have been concentrated on the investigation and planning stages of our proposed business. Because of his training as a Barista, or trained coffee artist, and experience in coffee roasting, a member of management, Jason Briggs, is familiar with and has gathered information about the specialty coffee industry and has been involved in a search for and analysis of available, suitable locations for a retail coffee shop and has also been involved in lease negotiations.

     We have what we believe will be a unique advantage that is important to this type of company in its proposed location in a bustling, downtown suburban neighborhood. We will be doing business in the same building and in conjunction with an already established yoga studio. A large community College is practically next-door and we are also in close proximity to a pottery school/studio, Laundromat, and city and county offices. We plan to focus on the customer, their comfort and needs; particularly the yoga students and teachers next door, the college students, and the community itself. We believe creating an inviting, comfortable atmosphere with focused and intentional service will create a gathering place where people meet and socialize before and after class. We believe offering quality products and an accessible location will bring in the surrounding neighborhood and the working professionals in the area. There is absolutely no assurance that we will be successful in this venture.

COMPETITION

     The business of operating a retail coffee outlet is intensely competitive, with many companies and other persons who have greater technical expertise, financial resources and marketing capabilities than we do. We plan to compete by providing a selection of specialty coffee from all the local roasting companies, and various coffee blends, including unique ones we create, and also serve teas from around the world, juices and smoothies. We are a relatively small retailer and our position in the industry as a whole is insignificant. Locally, we will compete against a number of nearby specialty coffee retail outlets, including national retailers like Starbucks as well as other less well known companies who have outlets within a few miles of our proposed location. Worldwide and nationally the coffee industry is very competitive and is dominated by a number of large coffee producers, distributors and retailers. Such competitors have substantially greater resources and expertise than we do and significant competitive advantages over us. Our ability to acquire coffee beans, tea and other beverages and supplies and market our coffee beverages, brews and other finished products, and the prices at which we can acquire and market them, are subject to numerous factors and conditions existing in the industry over which we have no control. Coffee prices are determined on worldwide commodity markets and are constantly fluctuating based on a number of political and economic factors. We can only acquire coffee beans, tea and other supplies at whatever the prevailing price in such markets is at the time. We can only price and sell our products to the public at competitive prices determined in retail markets. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed.

EMPLOYEES

     Upon completion of this offering, Jason Briggs, will serve as manager of the coffee shop, will initially be our only full time employee, and will be compensated at the rate of $3,000/ month. Adam Gatto will serve as President, will devote part time (presently estimated to be about five hours per week) but will not be employed full time or receive compensation. Additional employees may be hired as the business develops and operations generate sufficient revenue, which is not assured.

FACILITIES

      We have no office facilities but for now the business address of Adam Gatto, the President, and Lynn Dixon, a principal shareholder, is being used as the business address of Barossa. Jason Briggs has negotiated on our behalf lease terms and arrangements on 692 square feet of commercial retail space in a building located at 1705 South 400 East in downtown Salt Lake City, Utah that we will share with an already established yoga studio. We will have to do significant work on the building space itself before business can commence. We have reached agreement with the building owner to be partially reimbursed for build-out costs weighed against future monthly lease payments, up to a maximum of $15,000. We estimate that amount to be about half or slightly less than half of all build-out costs and will total between $10,000-$15,000 or 1 to 11/2 years lease total. The reimbursement for build-out will be spread out over a three-year period through a discount of about $400 per month in the lease payment for the first three years. The lease amount after the reimbursement period will be approximately $900. We expect to commence construction on the building space as soon as possible using funds contributed to capital by the initial shareholders until proceeds from this offering become available, of which there is no assurance, and hope to be complete and open for business by about the end of October. A contractor has been hired and building plans are being drawn at the present time.

GOVERNMENT REGULATION

     We will be subject to the general laws and regulations relating to the food service industry. There are no specific laws or regulations that govern the coffee industry as a whole, or coffee retailers specifically, that are materially different than other retail or wholesale food businesses.

                        AVAILABLE INFORMATION

     We filed a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Barossa and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

     As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

     Copies of our annual, quarterly and other reports filed with the Commission, starting with the quarterly report for the first quarter ended after the date of this prospectus, due 45 days after the end of the quarter, will also be available upon request, without charge, by writing Barossa Coffee Company, Inc., 311 S. State, Suite 460, Salt Lake City, Utah 84111.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows directors, executive officers and other significant employees, their ages, and all offices and positions with Barossa. Each director is elected for a period of one year and serves until his successor is duly elected by the stockholders and qualifies. There are no other arrangements or understandings regarding the length of time a director is to serve in that capacity. The board of directors serves as the audit committee. None are audit committee financial experts. Officers and other employees serve at the will of the board of directors.

                       Term Served As   Positions
Name of Director Age   Director/Officer With Company

Adam Gatto       43    Since inception  President and Director

Jason Briggs     35    Since inception  Secretary, Treasurer and
                                        Director

     Certain biographical information with respect to the officers is set forth below.

     Adam Gatto, age 43, currently (since 2002) is manager of a private equity fund primarily involved in the trading and investment of S&P 500 companies. Previously he was an Investment Portfolio Manager for high net worth individuals and institutions at Morgan Stanley from November 1997 to September 2002. He received Bachelor's degrees in Political Science and Business from the University of Utah in 1986. In conjunction with that, he also attended the University of Sienna School of International Business & Language in Italy, receiving a minor in Italian and International Finance.

     Jason Briggs, age 35, is currently Head Barista, Barista Trainer, & Wholesale Rep for the Salt Lake Roasting Co. Jason has been with the Salt Lake Roasting Co. since 1998 and has been in the Coffee Industry for twelve years. Jason was also Assistant Roaster for two years and was trained in coffee roasting by Head Roaster Andrew Tendick at Millcreek Coffee Roasters. Jason is currently a sophomore at the University of Utah.

     The directors hold no directorships in any other reporting companies.

EXECUTIVE COMPENSATION

     We have not paid any compensation to our officers and directors during the most recent fiscal year. Upon completion of this offering, Jason Briggs will become a full time employee and be compensated with a salary of $3,000 per month.

     There is no assurance regarding the length of time that this arrangement may continue, nor any assurance that the services of the officers will continue to be available for any specified length of time. Management will be entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on our behalf. We have no written employment agreement with nor key man life insurance on management.

                        PRINCIPAL SHAREHOLDERS

     The following table contains stock ownership information about officers or directors, and other stockholders who we know to be beneficial owners of more than 5% of our stock. A beneficial owner of stock is any person who has or shares the power to decide how to vote or whether to dispose of the stock. The amounts shown include all shares these persons may be considered to beneficially own regardless of the form of ownership.

                           Title of   Amount & Nature of     % of
Name and Address            Class     Beneficial Ownership   Class
Adam Gatto                 Common          600,000 shares    33.3%
311 S State, #460
SLC, Utah 84016

Jason Briggs               Common          200,000 shares    11.1%
311 S State, #460
SLC, Utah 84016

Lynn Dixon                 Common          500,000 shares    27.7%
311 S State, #460
SLC, UT 84111

Thomas G. Kimble           Common          500,000 shares(1) 27.7%
311 S State, #440
SLC, UT 84111

All officers and           Common          800,000 shares    44.4%
directors
as a group (2 persons)


(1) Owned of record by Devonshire Partners, a limited liability company solely owned by Mr. Kimble. Thomas G. Kimble & Associates is the law firm which is our counsel and escrow agent for this offering.


                         CERTAIN TRANSACTIONS

     In connection with the organization of Barossa, the initial shareholders named above contributed $18,000 cash to initially capitalize it in exchange for 1,800,000 shares of Common Stock.

     We have entered and it is contemplated that we may enter into certain transactions with management which, even though they may involve conflicts of interest in that they are not arms' length transactions, are believed to be comparable to what Barossa could negotiate in arms' length transactions. These transactions include the following:

     We have no formal written employment agreement or other contracts with our officers, but agreed to pay Jason Briggs, who will serve as manager of the coffee shop, compensation of $3,000 per month beginning upon completion of this offering. There is no assurance that the services to be provided by Mr. Briggs will be available for any specific length of time in the future. It is anticipated that the present arrangement for compensation will continue for the foreseeable future. The terms of any formal written employment agreement with Mr. Briggs would be determined if and when such arrangements are entered into.

CONFLICTS OF INTEREST

     Other than as described in this prospectus we do not expect to have significant further dealings with affiliates. However, if there are dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with Barossa, aside from the matters described in this prospectus. Management will attempt to resolve any conflicts of interest that may arise in favor of Barossa. Failure to do so could result in fiduciary liability to management.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors and officers for breach of fiduciary duty to certain specified circumstances, namely, acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful stock purchases, redemptions or payment of dividends. Our articles limit liability of officers and directors to the full extent permitted by Nevada law. With these exceptions, this eliminates personal liability of a director or officer, to Barossa or its shareholders, for monetary damages for breach of fiduciary duty. Therefore a director or officer cannot be held liable for damages to Barossa or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director or officer. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he defends himself successfully. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

     This will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and requires us to indemnify officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons under these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is unenforceable.

                      DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue 50,000,000 shares of  common stock.
1,800,000 shares of common stock are presently outstanding. 400,000 shares are reserved from authorized but unissued shares for issuance of shares in this offering. The common stock to be issued on completion of the offering will be, when issued according to the terms of the offering, fully paid and non-assessable.

     The holders of common stock, including the shares issued in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by the board of directors from funds legally available for that. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

     All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

     Issuance of additional common stock in the future will reduce your proportionate ownership and voting power. Directors can issue additional common stock, without shareholder approval to the extent authorized. We are authorized to issue 50,000,000 shares of common stock. 1,800,000 shares of common stock are presently outstanding.

PREFERRED STOCK

     We are also authorized to issue 1,000,000 shares of preferred stock . Under our articles of incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The board of directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from Barossa. The board of directors has not designated any series or issued any shares of preferred stock.

     The ability of directors, without stockholder approval, to issue additional shares of preferred stock could be used as anti-takeover measures. Anti-takeover measures may result in you receiving less for your stock than you otherwise might. The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

                   SHARES ELIGIBLE FOR FUTURE SALE

     All 1,800,000 shares of common stock currently outstanding are "restricted securities," as defined under Rule 144 promulgated under the Securities Act of 1933, in that the shares were issued and sold without registration, in private transactions not involving a public offering, and/or are securities held by affiliates.


     Although restricted and affiliate securities are not presently tradeable in any public market which may develop for the common stock, the securities may in the future be publicly sold into any market that should develop, according to the provisions of Rule 144. In addition, except for shares, if any, acquired and held by an "affiliate" of Barossa, the 400,000 shares of common stock in this offering will also be freely tradeable immediately upon issuance. Sales of substantial amounts of this common stock in any public market could depress the market price of the common stock. For purposes of Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer.

     In general, under Rule 144 as currently in effect, a person or group of persons whose shares are aggregated, including affiliates of an issuer, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the stock becomes quoted on NASDAQ or a stock exchange, the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the issuer or any affiliate of the issuer, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the issuer or an affiliate of the issuer, a person who has not been an affiliate of the issuer for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     We are offering up to 400,000 shares of our $.001 par value common stock on a "best efforts, 200,000 shares minimum, 400,000 shares maximum" basis, at an offering price of $0.25 per share. The offering price of the shares was arbitrarily determined and bears no relationship to assets, earnings, book value, net worth or other objective standards of value. The offering will be managed without an underwriter, and the shares offered and sold without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. Shares will be offered and sold by the officers of Barossa, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of Barossa in connection with such activities. We will pay the costs of preparing, mailing and distributing this prospectus.

     There is no assurance that all or any of the shares will be sold. If we fail to receive subscriptions for a minimum of 200,000 shares within 120 days from the date of this prospectus (or 150 days if extended by management to complete the entire offering or sell at least the minimum amount), the offering will be terminated and any subscription payments received will be promptly refunded to subscribers, without deduction or any interest. We may extend the offering period beyond 120 days if all shares offered are not sold within that time. We intend to extend it for up to 30 days, but not beyond 150 days, if necessary to complete at least the minimum offering. If subscriptions for at least the minimum amount are received within that period, funds will not be returned to investors and we may continue the offering until the period expires or subscriptions for all 400,000 shares have been received, whichever occurs first. Current shareholders may purchase shares in the offering. No limits have been imposed in this regard, but no one, including affiliates, has made any commitment, nor indicated they intend, to purchase shares in the offering. We have no understanding, commitment, or agreement, written or oral, to offer or sell the securities to any individual or entity. Any purchases by affiliates will be made for investment purposes only and not for resale, and may be made in order to reach, and count toward the minimum amount necessary to close the offering.


     All subscription payments should be made payable to Thomas G. Kimble & Associates, P.C. as Escrow Agent for Barossa. We will mail or otherwise forward all subscription payments received, by noon of the next business day following receipt, to Thomas G. Kimble & Associates, P.C. at 311 South State Street, #440, Salt Lake City, Utah 84111 for deposit into the special escrow account being maintained at Brighton Bank by Thomas G. Kimble & Associates, P.C. as escrow agent for Barossa, pending receipt of subscriptions for at least a minimum of 200,000 shares or expiration of the offering period, whichever occurs first. Subscription payments will only be disbursed from the escrow account to Barossa if at least 200,000 shares are sold, or if not sold, for the purpose of promptly refunding subscription payments to the subscribers. Subscribers will have no right to return or use of their funds during the offering period, which may last up to 150 days. Subscribers will be notified by mail if the offering is extended beyond 120 days.


     Changes in the material terms of the offering after the date of this prospectus would terminate the original offer. Subscribers would then be entitled to a refund. Material changes include:

*  extension of the offering beyond the period specified in the prospectus
*  change in the offering price
*  change in the minimum purchase required of investors
*  change in the amount of proceeds needed to release funds in escrow, and
*  change in the application of proceeds.

     Because we have not engaged the services of an Underwriter with respect to this offering, the independent due diligence review of our affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed and investors will not have the benefit of an underwriter's independent due diligence review.

     There has been no public market for the common stock prior to this offering. The common stock will not be listed on an exchange or quoted on the NASDAQ system upon completion of this offering and there can be no assurance any market will develop for the securities or if a market does develop, that it will continue. There can also be no assurance as to the depth or liquidity of any market for common stock or the prices at which holders may be able to sell the securities. As a result, an investment in the common stock may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell. In the event a public market does develop for the common stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of Barossa and other factors such as investor perceptions of Barossa, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to Barossa's activities, future financial condition and management.

     We presently estimate that subscription payments received will be refunded to subscribers, or certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah, at the close of business on or before the tenth business day after the offering is terminated, if all required documents and funds have been received. The escrow agreement specifies 3-5 business days after the offering is terminated to allow for clearance of funds deposited in escrow.

                            LEGAL MATTERS

     We know of no material litigation that is pending or threatened against us. The validity of the issuance of the shares offered in this offering will be passed upon by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

     The financial statements for the fiscal year ended June 30, 2005 which are included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                           FINANCIAL STATEMENTS

                               JUNE 30, 2005

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]




                                 CONTENTS

                                                          PAGE

        -  Report of Independent Registered Public
            Accounting Firm                                  1


        -  Balance Sheet, June 30, 2005                      2


        -  Statement of Operations, for the period
            from inception On March 24, 2004 through
            June 30, 2005                                    3


        -  Statement of Stockholders' Equity, for the
            period from inception on March 24, 2005
            through June 30, 2005                            4

        -  Statement of Cash Flows, for the period
            from inception On March 24, 2005 through
            June 30, 2005                                    5


        -  Notes to Financial Statements                 6 - 8

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
BAROSSA COFFEE CONPANY, INC. AND SUBSIDIARY
Salt Lake City, Utah

We have audited the accompanying balance sheet of Barossa Coffee Company, Inc. & Subsidiary [a development stage company] as of June 30, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on March 24, 2005 through June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barossa Coffee Company, Inc. & Subsidiary [a development stage company] as of June 30, 2005 and the results of its operations and its cash flows from inception on March 24, 2005 through June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has not yet been successful at establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 6, 2005

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                               BALANCE SHEET



                                  ASSETS


                                                         June 30,
                                                           2005
                                                         ________
CURRENT ASSETS:
  Cash                                                   $ 17,810
                                                         ________

        Total Current Assets
                                                         $ 17,810
                                                         ________


                   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                       $  1,487
                                                         ________
        Total Current Liabilities                           1,487
                                                         ________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   No shares issued or outstanding                              -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,800,000 shares issued and outstanding                  1,800
  Capital in excess of par value                           16,200
  (Deficit) accumulated during the
    development stage                                      (1,677)
                                                         ________

        Total Stockholders' Equity                         16,323
                                                         ________
                                                         $ 17,810
                                                         ________







 The accompanying notes are an integral part of this financial statement.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]


                          STATEMENT OF OPERATIONS



                                                      From Inception
                                                       On March 24,
                                                      2005  Through
                                                      June 30, 2005
                                                      _____________

REVENUE                                               $           -

COST OF GOODS SOLD                                                -
                                                      _____________
GROSS PROFIT                                                      -

EXPENSES:
  General and administrative                                  1,677
                                                      _____________

LOSS FROM OPERATIONS                                         (1,677)

CURRENT TAX EXPENSE                                               -

DEFERRED TAX EXPENSE                                              -
                                                      _____________

NET LOSS                                              $      (1,677)
                                                      _____________

LOSS PER COMMON SHARE                                 $        (.00)
                                                      _____________


















 The accompanying notes are an integral part of this financial statement.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                     STATEMENT OF STOCKHOLDERS' EQUITY

               FROM THE DATE OF INCEPTION ON MARCH 24, 2005

                           THROUGH JUNE 30, 2005

                                                                Deficit
                                                              Accumulated
                                 Common Stock     Capital in  During the
                             ____________________  Excess of  Development
                               Shares     Amount   Par Value     Stage
                             __________  ________  _________  ___________
BALANCE, March 24, 2005               -  $      -  $       -  $         -

Common stock issued for
  cash at $.01 per share     1,800,000     1,800     16,200            -

Net loss for the period
  Ended June 30, 2005                 -         -          -       (1,677)
                             __________  ________  _________  ___________
BALANCE, June 30, 2005        1,800,000  $  1,800  $  16,200  $    (1,677)
                             __________  ________  _________  ___________





























 The accompanying notes are an integral part of this financial statement.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                          STATEMENT OF CASH FLOWS

                                                      From Inception
                                                       On March 24,
                                                      2005  Through
                                                      June 30, 2005
                                                      _____________
Cash Flows from Operating Activities:
 Net loss                                             $      (1,677)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Changes in assets and liabilities:
      Increase in accounts payable                            1,487
                                                      _____________
     Net Cash Provided (Used) by
       Operating Activities                                    (190)
                                                      _____________
Cash Flows from Investing Activities:

     Net Cash Provided (Used) by
       Investing Activities                                       -
                                                      _____________
Cash Flows from Financing Activities:
 Proceeds from issuance of common stock                      18,000
                                                      _____________
     Net Cash Provided by
       Financing Activities                                  18,000
                                                      _____________

Net Increase in Cash                                         17,810

Cash at Beginning of Period                                       -
                                                      _____________
Cash at End of Period                                 $      17,810
                                                      _____________



Supplemental Disclosures of Cash Flow Information:

 Cash paid during the period for:
   Interest                                           $           -
   Income taxes                                       $           -

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the period from inception on March 24, 2005 through June 30, 2005:
     None







 The accompanying notes are an integral part of this financial statement.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Barossa Coffee Company, Inc. ("Parent") was organized under the laws of the State of Nevada on March 24, 2005.

  Alchemy Coffee Company, Inc. ("Subsidiary") was organized under the laws of the State of Utah on April 22, 2005 as a wholly-owned subsidiary of Parent.

  Barossa Coffee Company, Inc. and Subsidiary (the "Company") plan to sell coffee beans and expresso related beverages. The Company has not yet generated significant revenues from their planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary. All significant inter-company transactions have been eliminated in consolidation.

  Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 6].

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United
  States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based Payment", were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company or their effect on the financial statements would not have been significant.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2005.

  Common Stock - The Company has authorized 50,000,000 shares of common stock with a $.001 par value.

  In  March  2005,  in connection with its organization, the  Company  issued
  1,800,000 shares of its previously authorized but unissued common stock. Total proceeds of the sale amounted to $18,000 (or $.01 per share).

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At June 30, 2005, the Company has available unused operating loss carryforwards of approximately $1,677, which may be applied against future taxable income and which expire in various years through 2025.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $252 as of June 30, 2005, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $252 during the period ended June 30, 2005.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

  Office  Space  - The Company has not had a need to rent office  space.   An
  officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

                BAROSSA COFFEE COMPANY, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed , has incurred losses since inception and has not yet been successful at establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share:


                                                      From Inception
                                                       On March 24,
                                                      2005  Through
                                                      June 30, 2005
                                                      _____________
    Loss from continuing operations
    available to common stockholders
    (numerator)                                       $      (1,677)
                                                      _____________

    Weighted average number of
    common shares outstanding used
    in loss per share during the
    period (denominator)                                  1,800,000
                                                      _____________


  Dilutive  loss  per share was not presented, as the Company had  no  common
  equivalent  shares  for  all  periods  presented  that  would  effect   the
  computation of diluted loss per share.


NOTE 7 - SUBSEQUENT EVENTS

  Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 400,000 shares of common stock. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2. An offering price of $.25 per share has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company has not incurred any stock offering costs as of June 30, 2005, but any such costs will be netted against the proceeds of the proposed public stock offering.

NO DEALER, SALESMAN OR OTHER
PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER MADE IN
THIS OFFERING.  IF GIVEN OR MADE, THE
INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY BAROSSA.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF
AN OFFER TO BUY ANY OF THE
SECURITIES COVERED IN THIS OFFERING,
IN ANY JURISDICTION OR TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE THE
OFFER OR SOLICITATION IN THE
JURISDICTION.  NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE
MADE HEREUNDER SHALL, IN ANY
CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF BAROSSA
SINCE THE DATE OF THIS PROSPECTUS.


UNTIL  [90 DAYS AFTER THE DATE OF THIS
PROSPECTUS],  ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT
PARTICIPATING IN THIS OFFERING, MAY
BE REQUIRED TO DELIVER A
PROSPECTUS.  THIS IS IN ADDITION TO
THE DEALERS' OBLIGATION TO DELIVER
A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.










                   BAROSSA COFFEE COMPANY, INC.



                          400,000 SHARES








                          COMMON STOCK






                            PROSPECTUS





                                       , 2005

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount
SEC registration fee                                         $   11.77
Blue sky fees and expenses                                      500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      10,500.00
Accounting fees and expenses                                  2,500.00
Transfer and Miscellaneous expenses                             988.23
                                                     -----------------
       Total                                               $ 15,000.00
*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with its organization, the founders of Barossa contributed $18,000 to initially capitalize it in exchange for 1,800,000 shares of Common Stock. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                                Exhibit No.

3         Articles of Incorporation                               3.1*

3         By-Laws                                                 3.2*

4         Common Stock Specimen Certificate                       4.1*

5,24      Opinion & Consent of Counsel                     5.1 & 23.1*

10    Escrow Agreement                                           10.1

10    Lease Agreement                                            10.2*

23        Consent of Accountants                                 23.2*

* previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the
City of   Salt Lake    , State of  Utah  , on September 06, 2005           .

Barossa Coffee Company, Inc.

By:         /s/  Adam Gatto
     Adam Gatto, President (Chief Executive/Financial Officer)


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:         /s/  Adam Gatto           Date:  September 06, 2005

             Adam Gatto, Director


Signature:                                   Date:

             Jason Briggs, Director